Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement on Form S-8 of Western Goldfields, Inc. of our report dated February 16, 2006, except for Notes 12 and 17 for which the date is August 1, 2006 relating to our audit of the financial statements, which appear in the Annual Report on Form 10-KSB/A of Western Goldfields, Inc. for the year ended December 31, 2005.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
October 13, 2006